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                                                               EXHIBIT 99.(d)(3)

                                February 10, 2000



Guardian Industries Corp.
2300 Harmon Road
Auburn Hills, Michigan  48328-1714
Attn:    David Clark, Chairman & Duane Faulkner, President--
         Building Products Group

Gentlemen:

         In connection with your consideration of a possible transaction with Cameron Ashley Building Products, Inc. (the "Company"), you have requested information concerning the Company. This confidentiality agreement amends and supersedes the prior letter agreement executed by the Company and you on February 7, 2000. As a condition to your being furnished such information, you agree to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise) which is furnished to you by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth. The term "Evaluation Material" does not include information which (i) is already in your possession, provided that such information is not known by you to be subject to another confidentiality agreement with, or other obligation of secrecy to, the Company or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by you or your directors, officers, employees, agents, lenders, co-investors or advisors, or (iii) becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by you to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Company or another party.

         You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between the Company and you, and that such information will be kept confidential by you, your advisors, lenders, co-investors and their representatives; provided, however, that (i) any of such information may be disclosed to your directors, officers, employees, lenders, co-investors (including for the purposes of this agreement, the principal shareholders of Builder Marts of America, Inc.) and representatives of the same who need to know such information for the purpose of evaluating any such possible transaction between the Company and you (it being understood that such directors, officers, employees, lenders, co-investors and representatives shall be informed by you of the confidential nature of such


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information and shall be directed by you to treat such information confidentially), and (ii) any disclosure of such information may be made to which the Company consents in writing.

         You hereby acknowledge that you are aware, and that you will advise such directors, officers, employees, lenders, co-investors and representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         Unless the Company has disclosed the existence of your offer or has indicated an intention to pursue an offer or transaction that is not financially superior to your offer, without the prior written consent of the Company, you will not, and will direct such directors, officers, employees, lenders, co-investors and representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction between the Company and you or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

         You hereby acknowledge that the Evaluation Material is being furnished to you in consideration of your agreement that you will not, directly or indirectly, propose or state a willingness to propose to the Company or any other person any transaction between you and the Company and/or its security holders involving any of its securities or security holders unless the Company shall have requested in writing that you make such a proposal or the Company has indicated an intention to pursue an offer or transaction that is not financially superior to your (provided you are still actively pursuing a transaction similar to the one currently proposed). Further, you will not acquire, or assist, advise or encourage any other persons in acquiring, directly or indirectly, control of the Company or in excess of 4.9% of the Company's securities or any of the Company's businesses or assets for a period of two years from the date of this letter unless the Company shall have consented in advance in writing to such acquisition or has indicated an intention to pursue an offer or transaction that is not financially superior to yours (provided you are still actively pursuing a transaction similar to the one currently proposed). In the event that the Company terminates all discussions with third parties for a change of control transaction and does not pursue a transaction with any party as contemplated by this letter, the restrictions of this paragraph will end one year from the date of this letter.

         If after the date of this agreement, the Company enters into a confidentiality agreement with a third party in connection with a proposed change of control transaction between the Company and such third party, and such agreement contains restrictions different than the restrictions in the foregoing paragraph, the Company will promptly notify you and you will have the option to amend this agreement to include such different terms.


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         Although the Company has endeavored to include in the Evaluation
Material information known to it which it believes to be relevant for the purpose of your investigation, you understand that neither the Company nor any of its representatives or advisors have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor its representatives or advisors shall have any liability to you or any of your representatives or advisors resulting from the use of the Evaluation Material.

         In the event that you do not proceed with the transaction that is the subject of this letter within a reasonable time, you shall promptly redeliver to the Company all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by you or your advisors. based on the information in the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

         You agree that unless and until a definitive agreement between the Company and you with respect to any transaction referred to in the first paragraph of this letter has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or the advisors or representatives thereof except, in the case of this letter, for the matters specifically agreed to herein. The agreement set forth in this paragraph may be modified or waived only by a separate writing by the Company and you expressly so modifying or waiving such agreement.

         You agree that the Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this agreement, in addition to all other remedies available to the Company at law or in equity. You further agree to waive any requirement for the security or posting of any bond in connection with such remedy.

         It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. You agree to reimburse, hold harmless and indemnify the Company and its directors, officers, employees, advisors and representatives from any damage, loss or expense including attorneys' fees and expenses, incurred as a result of the disclosure or use of the Evaluation Material by you or your directors, officers, employees, lenders, co-investors and representatives contrary to the terms of this agreement or any other breach by you

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or your directors, officers, employees, lenders, co-investors or representatives of any of the terms and provisions thereof.

                                    Very truly yours

                                    CAMERON ASHLEY BUILDING
                                    PRODUCTS, INC.

                                    By: /s/  Ronald R. Ross
                                        --------------------------------
                                        Ronald R. Ross, Chairman and CEO

Confirmed and Agreed to this 10th
day of February, 2000:

GUARDIAN INDUSTRIES CORP.

By: /s/ David A. Clark
    --------------------------
    David A. Clark, Chairman,
    Building Products Group

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